Filed Pursuant to
                                                              Rule 424(b)(5)
                                                          SEC File No. 333-34137

                              PROSPECTUS SUPPLEMENT
         (To Prospectus dated May 8, 1998 and Prospectus Supplement dated May 12, 1998)

                          IMPAC MORTGAGE HOLDINGS, INC.

                                    42,800

                             Shares of Common Stock


         Pursuant to a Sales Agency Agreement dated as of May 12, 1998 (the "Sales Agency Agreement") between Impac Mortgage Holdings, Inc. (the "Company") and PaineWebber Incorporated ("PaineWebber") a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part and which is incorporated by reference herein, the Company has sold, through PaineWebber, as agent of the Company, 42,800 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), pursuant to an ordinary brokers' transactions on the American Stock Exchange ("AMEX").

Common Stock:
-------------

42,800 shares of Common Stock were sold during Pricing
Period........ July 13, 1998 through July 17, 1998

Gross Proceeds to Company        $692,681.25
Commission to Agent               $20,780.44
Net Proceeds to Company          $671,900.81

On July 17, 1998, the last reported sales price of the shares of Common Stock on the AMEX was $16.625 per share.

Note:  S.E.C. fees were not used in arriving at any of the above figures.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




             The date of this Prospectus Supplement is July 21, 1998